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                                                                    EXHIBIT 10.1

                             UNION CAMP CORPORATION

                        RESTRICTED STOCK PERFORMANCE PLAN

I.      PURPOSE

        The Union Camp Corporation Restricted Stock Performance Plan is intended to (i) provide an incentive and reward to selected officers of the Company, who have contributed to and who are, in the future, likely to contribute to the long-term performance of the Company and (ii) assure current Federal income deductibility by the Company of Awards to the officers whose compensation might not otherwise be deductible under
        Section 162(m) of the Code. The RSPP is also expected to enhance the Company's ability to attract and retain outstanding individuals to serve in executive capacities.

II.     ADMINISTRATION

        The RSPP shall be administered by the Committee which shall consist of not less than two (2) directors appointed by the Board, each of whom is an "outside director," within the meaning of Code Section 162(m) and, to the extent necessary for the RSPP and/or Awards hereunder to satisfy the requirements and conditions of Rule 16b-3, a "non-employee director" as defined by Rule 16b-3; provided, however, that if one or more members of the Committee does not qualify as such an "outside director" or a "non-employee director," if applicable, at the time any Award is granted hereunder, such Award nevertheless shall be deemed to have been properly authorized and issued under the RSPP and shall remain in full force and


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        effect subject to the other terms and conditions contained in the RSPP.

        The Committee shall have the sole authority to establish and administer performance goals in connection with any Awards, including award levels for individual Participants, and to certify whether, and to what extent, any such performance goals have been attained for purposes of Section V hereof. The Committee's decision, in making any determination or construction under the RSPP and in exercising any discretionary power, shall in all instances be final and binding on all persons having or claiming any rights under the RSPP.

III.    DEFINITIONS

        Except as otherwise specified or as the context may otherwise require, the following terms shall have the meanings indicated below for the purposes of the RSPP. As used in the RSPP, the masculine pronoun shall be deemed to include the feminine, and the singular number, the plural, unless a different meaning is clearly indicated by the context.

        Award means an annual incentive award made to a Participant in accordance with the terms of the RSPP.

        Award Date means the date on which the Committee certifies in writing that the performance goals applicable to an Award and any other material terms are satisfied and authorizes the payment of such Award to a Participant in accordance with the RSPP.

        Award Level means a percentage of a Participant's Base Salary, determined in the discretion of the Committee within 90 days after the commencement of the Performance Period, which is established as a competitive award for achievement of fully




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        satisfactory performance in support of the objectives of the RSPP;
        provided, however, that the Award Level of a Participant who becomes a Participant after the start of a Performance Period shall be determined by the Committee within the first 25% of such Participant's period of service with the Company during such Performance Period.

        Base Salary means the Participant's annual base rate of pay in effect at the end of a Performance Period.

        Board means the Board of Directors of the Company.

        Cause means the occurrence of any of the following events or such other dishonest or disloyal act or omission as the Committee reasonably determines, in its sole discretion, to be cause: (i) the Participant has misappropriated any funds or property of the Company or any affiliate thereof; (ii) the Participant has, without the prior knowledge or written consent of the Committee, obtained personal profit as a result of any transaction by a third party with the Company or an affiliate thereof; or (iii) the Participant has sold or otherwise imparted to any person, firm, or corporation the names of the customers of the Company or any affiliate thereof or any confidential records, data, formulae, specifications or any other trade secrets or other information of value to the Company or any affiliate thereof derived by his association with the Company or such affiliate.

        Notwithstanding the foregoing definition of Cause, for purposes of determining whether a termination of employment subsequent to a Change in Control of the Company is for "Cause," Cause shall mean termination of employment (a) upon the willful and continued failure by a Participant to perform substantially his duties with the Company (other than (i) any such failure resulting from such Participant's incapacity due to physical or mental condition or illness or (ii)


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        any actual or anticipated failure after the issuance by the Participant of a Notice of Termination), after a written demand for substantial performance is delivered to such Participant by the Board, which demand specifically identifies the manner in which the Board believes that such Participant has not substantially performed his duties, or (b) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of the definition of Cause contained in this paragraph, no act, or failure to act, on the Participant's part shall be deemed "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that such action or omission was in the best interest of the Company. Notwithstanding the foregoing, a Participant shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to such Participant a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board (after reasonable notice to the Participant and an opportunity for the Participant, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Participant was guilty of conduct set forth above in this subparagraph and specifying the particulars thereof in detail.

        Change in Control means the occurrence of any of the following events:

               (a) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any employee benefit plan sponsored by the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company, or any



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        corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes (other than pursuant to a transaction which is deemed to be a "Non-Qualifying Transaction" (as hereinafter defined)) the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board ("Company Voting Securities");

               (b) individuals who, on October 29, 1996 constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to October 29, 1996, whose election or nomination for election was approved by a vote of at least two-thirds (2/3) of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors (including, without limitation, in order to settle such contest) or any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director;

               (c) the stockholders of the Company approve a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires such approval, whether for such transaction or the issuance of securities in the transaction (a "Business




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        Combination"), unless immediately following such Business Combination:
        (i) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), will be represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, shares into which such Company Voting Securities were converted pursuant to such Business Combination), (ii) no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation) will be or become the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a "Non-Qualifying Transaction"); or

               (d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

        Anything contained herein to the contrary notwithstanding, a Change in Control of the Company




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        shall be deemed not to have occurred with respect to any Participant who participates as an investor in the acquiring entity (which shall include the Parent Corporation, where applicable) in such Change in Control transaction, unless such acquiring entity is a publicly-traded corporation and the Participant's interest in such acquiring entity immediately prior to the acquisition constitutes less than one percent (1%) of both (1) the combined voting power of such entity's outstanding securities and (2) the aggregate fair market value of such entity's outstanding equity securities. For this purpose, the Participant's equity interest shall include any such interest of which such individual is a "beneficial owner," as defined in Rule 13d-3 under the Exchange
        Act.

        Code means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

        Committee means the Personnel, Compensation and Nominating Committee of the Board, satisfying the conditions of Section II hereof or such other committee of the Board to which such responsibilities are delegated in the future.

        Common Stock means the common stock, par value $1.00, of the Company.

        Company means Union Camp Corporation and those subsidiaries and affiliates designated by the Committee.

        Earnings Per Share or EPS means the Company's earnings per share, as shown on the Company's annual financial statements, before taking into account (i) adjustments to earnings incurred in connection with the adoption of a new accounting standard and (ii) extraordinary items, as defined in Accounting Practices Bulletin No. 30.



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        Effective Date means January 1, 1997.

        Exchange Act means the Securities Exchange Act of 1934, as amended.

        Good Reason means, without the Participant's express written consent, the occurrence after a Change in Control of any of the following circumstances unless, in the case of paragraphs (a), (e), (f) or (g), such circumstances are fully corrected prior to the effective date of the Participant's termination of employment:

               (a) the assignment to the Participant of any duties inconsistent with the position in the Company that such Participant held immediately prior to the Change in Control (other than in the nature of a promotion) or a diminution in such Participant's duties, responsibilities, employment status or authority as compared to such duties, responsibilities, employment status or authority in effect immediately prior to such Change in Control;

               (b) a reduction by the Company in the Participant's annual base salary as in effect immediately prior to such Change in Control except for across-the-board salary reductions similarly affecting all management personnel of the Company and all management personnel of any person in control of the Company;

               (c) the relocation of the Company's offices at which the Participant is principally employed immediately prior to the date of the Change in Control to a location more than twenty-five (25) miles from such location, or the Company requiring the Participant to be based anywhere other than the Company's offices at such location, except for required travel on the Company's business to an extent substantially similar to the Participant's business




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        travel obligations immediately prior to the Change in Control;

               (d) the failure by the Company to pay to the Participant any portion of his current compensation or to pay to him any portion of an installment of deferred compensation under any deferred compensation program of the Company within seven (7) days of the date such compensation is due;

               (e) the failure by the Company to continue to provide substantially the same compensation plans in which the Participant participated immediately prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of such Participant's participation relative to other Participants, than that which existed at the time of the Change in Control;

               (f) the failure by the Company to continue to provide the Participant with benefits and coverage substantially similar to those provided to such Participant under any of the Company's pension, life insurance, medical, accident, or disability plans in which such Participant was participating at the time of the Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or the failure by the Company to provide such Participant with the number of paid vacation days to which such Participant is entitled on the basis of his years of service with the Company in accordance with the Company's vacation policy for salaried employees in effect at the time of the Change in Control; or



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               (g) any purported termination of the Participant's employment that is not effected pursuant to a Notice of Termination.

        The right of a Participant to terminate employment for Good Reason shall not be affected by such Participant's incapacity due to physical or mental condition or illness. Further, the continued employment of the Participant shall not constitute consent to, or a waiver of rights with respect to, any circumstances constituting Good Reason hereunder.

        1989 Plan means the Company's 1989 Stock Option and Stock Award Plan, as originally approved by the stockholders of the Company on April 25, 1989 and as subsequently amended thereafter.

        Notice of Termination means a notice delivered by a Participant to the Company pursuant to which the Participant indicates his intent to terminate his employment with the Company by reason of Good Reason and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination of employment.

        Participant means an officer of the Company approved by the Committee to participate in the RSPP for a Performance Period in accordance with
        Section IV.

        Performance Period means a calendar year.

        Return On Capital or ROC means, in the discretion of the Committee, the average of (i) the Company's net income divided by its long-term debt, stockholders' equity and deferred income taxes or (ii) the Company's pre-interest after-tax net income divided by the sum of its average debt plus average stockholders' equity for a Performance Period and the two preceding Performance Periods; provided, however, that the ROC




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        for the first Performance Period shall reflect only the 1997 financial results and the ROC for the second Performance Period shall reflect the average of the determinations from the 1997 and 1998 financial results.

        Rule 16b-3 means Rule 16b-3 under the Exchange Act.

        RSPP means this Union Camp Corporation Restricted Stock Performance Plan, as amended.

IV.     ELIGIBILITY AND PARTICIPATION

        Employees of the Company eligible for Awards under the RSPP shall be approved by the Chief Executive Officer of the Company from those employees who are in positions which enable them to make a material impact on the long-term performance of the Company or one of the Company's divisions or subsidiaries; provided, however, that an employee shall not be eligible hereunder until the Committee shall approve such employee as a Participant. All Participants will be notified of their participation in the RSPP.

V.      AWARD DETERMINATION

        Within the first ninety (90) days of each Performance Period, the Committee shall establish in writing an Award Level for each Participant which will be earned, in whole or in part, according to the Company's satisfaction of performance criteria for that Performance Period measured in terms of:

        (1) Return on Capital at or above the median of a group of comparable forest products companies selected by the Committee for the purposes of the RSPP, and



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        (2)    Earnings Per Share for a Performance Period compared to a
               forecasted Earnings Per Share using a smoothed trendline reflecting the historic EPS performance of the Company.

        During each Performance Period, a Participant shall be eligible to receive an Award based upon his Award Level; provided, that a maximum of 48% of Base Salary may be awarded based upon the Company's ROC for the Performance Period and a maximum of 32% of Base Salary may be awarded based upon the Company's Earnings Per Share for the Performance Period. Notwithstanding the foregoing, the maximum value of any Award that a Participant may receive under the RSPP for any Performance Period may not exceed $2,000,000.

        The Committee may not increase an Award above the maximum stated above but, except as provided in Section X hereof, the Committee may reduce (or not pay) Awards.

        Subject to Section X hereof, no Award shall be deemed to be earned, in whole or in part, unless and until notification shall be received by the Participant of the approval of the Award by the Committee.

VI.     PAYMENT OF AWARDS AND RESTRICTIONS

        Subject to Section X hereof, payment of Awards with respect to a Performance Period shall be made solely on account of the Company's satisfaction of performance criteria pursuant to Section V hereof for such Performance Period. Except as provided in Section X hereof, payment of all Awards shall be made as soon as practicable after the Award Date. Except as provided in Sections IX and X, Awards will be paid to Participants in shares of restricted Common Stock. The number of shares so paid will be determined by dividing the Award's dollar value by the average of



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        the high and low sales prices for Common Stock as reported on the
        Composite Tape for New York Stock Exchange issues on the Award Date; provided, however, that if no such prices are reported for such Award Date, the mean of the bid and asked prices on such exchange at the close of the market on the Award Date shall be used to determine the number of shares to be delivered.

        Awards of restricted stock will be subject to such restrictions determined by the Committee and as are set forth in a restricted stock agreement between the Company and the Participant. Restricted stock will be considered Common Stock issued with specified restrictions which render it nontransferable and subject to a substantial risk of forfeiture until the lapse of the applicable restrictions. Notwithstanding anything to the contrary contained herein, all restrictions on restricted stock shall lapse and such stock shall not be subject to forfeiture upon the occurrence of a Change in Control.

        A Participant shall be entitled to vote shares of restricted stock and shall be entitled to all dividends paid thereon, except that dividends paid in Common Stock or other property shall also be subject to the same restrictions. Participants are required to pay applicable taxes to the Company upon the expiration of the applicable restriction periods, unless paid prior to such time. Tax withholding obligations may be met by the withholding of Common Stock otherwise deliverable to the Participant pursuant to procedures approved by the Committee.

        All Awards of restricted stock are subject to such further applicable provisions as set forth in the 1989 Plan or such new stock option and/or stock award plan as may hereafter be adopted by the Company.



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VII.    SHARES SUBJECT TO THE RSPP

        Shares of Common Stock have been reserved for Awards under the RSPP in the 1989 Plan. A total of 5,678,039 shares of Common Stock, such number to be increased on January 1 in each year to and including 1999 by an amount equal to one percent (1%) of the outstanding shares of Common Stock on the immediately preceding December 31, are reserved for awards under the 1989 Plan, of which not more than twenty percent (20%) of such shares may be awarded under the RSPP.

VIII.   ADJUSTMENTS UPON CHANGES IN CAPITAL

        Notwithstanding any other provisions of the RSPP, upon changes in the Common Stock by a stock dividend, stock split, reverse split, subdivision, recapitalization, merger, consolidation (whether or not the Company is the surviving corporation), combination or exchange of shares, separation, reorganization or liquidation, the Committee shall have the power to make such adjustments as it deems appropriate to the class and maximum number of shares of Common Stock or other shares or property (including cash) which may be awarded under the RSPP; and the restricted stock agreements under the RSPP may contain such provisions as the Committee shall deem appropriate for adjustments upon any such event of change; provided, however, that no such adjustments shall be made in the case of stock dividends aggregating in any fiscal year of the Company not more than 10% of the Common Stock issued and outstanding at the beginning of such year or in the case of one or more splits, subdivisions or combinations of the Common Stock during any fiscal year of the Company resulting in an increase or decrease of not more than 10% of the Common Stock issued and outstanding at the beginning of such year.



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IX.     TERMINATION OF EMPLOYMENT

        Subject to Section X hereof, a Participant whose employment with the Company terminates prior to the end of a Performance Period shall forfeit all rights to Awards under the RSPP for the current or subsequent Performance Periods, unless the Committee determines otherwise after the performance criteria for such Performance Period have been satisfied.

        A Participant who terminates employment with the Company prior to the end of a Performance Period without being subject to the forfeiture of an Award as described in the preceding paragraph shall (or in the case of the death of such a Participant, his designated representative or estate shall) receive, after the end of such Performance Period, a pro rata payment of any Award which would have been paid in accordance with
        Section VI hereof based upon the number of months (or portion thereof) that the Participant was employed during that Performance Period. In the event that a payment of an Award is made to a Participant (or to a Participant's designated representative or estate) under this paragraph, such payment shall be made in accordance with Section VI hereof, except that such an Award will be paid in shares of Common Stock that are not subject to forfeiture.

        No Award will be paid to a Participant whose employment with the Company or an affiliate is terminated for Cause.

X.      CHANGE IN CONTROL

        Upon the occurrence of a Change in Control, each Participant who continues in the employ of the Company for the duration of the Performance Period during which such Change in Control occurs shall be entitled



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        to receive an Award (payable in cash) in the amount of such
        Participant's Award Level for such Performance Period; and provided further that the amount of such Award may not be increased or, notwithstanding its authority under Section V, reduced by the Committee.

        Notwithstanding anything contained in the RSPP to the contrary, if a Participant terminates employment for Good Reason, or if a Participant's employment is terminated by the Company other than for Cause, prior to the end of the Performance Period in which a Change in Control occurs, such Participant shall be entitled to receive from the Company an Award (payable in cash) determined by multiplying the product of (i) the fraction resulting from dividing the number of days which the Participant was employed during the Performance Period by three hundred and sixty-five (365) and (ii) the Participant's Award Level for such Performance Period. Any Award to which a Participant becomes entitled pursuant to this paragraph shall be paid to the Participant no later than the fifth day after the date of his termination of employment.

XI.     MISCELLANEOUS

        Within the limitations set forth herein, the Company may adopt and, as appropriate, revise the procedures necessary to implement the terms and conditions of the RSPP.

        The RSPP does not constitute a contract of employment and the Company specifically reserves its right to terminate a Participant's employment at any time, with or without Cause, and with or without notice or assigning a reason.

        Participation in the RSPP for a Performance Period does not imply or preclude the awarding of incentives for any subsequent Performance Period.



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        Except as provided in Section X hereof, in no event shall a Participant draw upon or have any right to payments which may be earned under the RSPP until the end of the Performance Period and determination of Award payments.

        Participants who have accrued rights to payments under the RSPP shall be general creditors of the Company and shall not have any interest in the income or assets of the Company. Rights to Awards may not be assigned, used as collateral or otherwise transferred or disposed of voluntarily or involuntarily without the Company's prior written consent.

        The RSPP, and any agreements entered into or Awards made hereunder shall be governed by the laws of the State of New Jersey, except to the extent preempted by the laws of the United States.

        Neither the adoption of the RSPP nor anything contained herein shall affect any other compensation or incentive plans or arrangements of the Company, or prevent or limit the right of the Company to establish any other forms of incentives or compensation for its employees, consultants or directors.

XII.    AMENDMENT AND TERMINATION

        Subject to the provisions of Section X hereof, the Committee shall have the power, in its sole discretion, to amend or terminate the RSPP at any time, except that no such action shall increase the number of shares of stock reserved for the RSPP, (except as specified in Section VII hereof) nor adversely affect the rights of a Participant to receive an Award after written notification of participation with respect to a Performance Period, without the written consent of the affected




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        Participant. The foregoing, however, shall not be deemed a limitation of the Committee's authority pursuant to Section V hereof to reduce (or not to pay) Awards.

XIII.   EFFECTIVE DATE

        The RSPP shall become effective as of the Effective Date, provided that in no event shall any payments be made under the RSPP before the RSPP has been disclosed to, and approved in a separate vote by a majority of the votes cast on the issue by, the Company's stockholders.

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